EXHIBIT 2.2

ACKNOWLEDGEMENT AND AMENDMENT TO
SHARE EXCHANGE AGREEMENT

THIS ACKNOWLEDGEMENT AND AMENDMENT TO SHARE EXCHANGE AGREEMENT, dated as of May 12, 2016 (this “Amendment”), by and among each undersigned entity listed under the caption “JZH Holders” on the signature page hereto (collectively, the “JZH Holders”) and SolarMax Technology, Inc., a Nevada corporation (“SolarMax,” and, together with the JZH Holders, the “Parties”).

WHEREAS, the JZH Holders and SolarMax are parties to that certain Share Exchange Agreement dated as of April 28, 2015 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement, on and subject to the terms of this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the Agreement is amended in the following manner:

1. Acknowledgement. Each JZH Holder acknowledges that as of the date of this Amendment, the covenants set forth in Sections 2.4(a) and 2.4(b) of the Agreement have not been satisfied, and SolarMax and the JZH Holders acknowledge and understand that such conditions will not be satisfied in accordance with their terms. Accordingly, the Parties hereby amend the Agreement in the manner set forth in Section 2 of this Amendment.

2. Terms of the Amendment.

2.1 The total number of SolarMax Shares to be delivered to the JZH Holders shall be reduced from 1,600,000 shares to 1,000,000 shares, and all tables to the Agreement shall be adjusted accordingly. Promptly after the execution of this Amendment, 600,000 SolarMax Shares shall be released from the Pledge Agreement and returned to SolarMax, and each of the Parties shall take such action as may be necessary to deliver such SolarMax Shares to SolarMax. Such reduced number of SolarMax Shares shall reflect a reduction of the consideration paid for the BVI Shares.

2.2 The Parties acknowledge and agree that after giving effect to Section 2.2 hereof: (i) the total number of issued and outstanding shares of Common Stock of SolarMax as determined retroactively to April 28, 2015 shall be 34,987,928 shares (i.e., 35,587,928 shares minus 600,000 shares), and (ii) the pro-rata ownership stake of each JZH Holder as determined retroactively to April 28, 2015 shall be the percentage set forth opposite such JZH Holder’s name in the table below:

JZH Holder	SolarMax Shares	Ownership %
Hou-De Investment Co., Ltd	460,000	1.3147%
Energy Focuses Investment Co., Ltd	300,000	0.8574%
Lord Link Investment Co., Ltd	140,000	0.4001%
Green Harbor Investment Co., Ltd	80,000	0.2287%
Howye Investment Co., Ltd	20,000	0.0572%
TOTAL	1,000,000	2.8581%

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2.3 The definition of Tangible Net Assets in Section 1.1 of the Agreement is hereby deleted in its entirety.

2.4 Section 2.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.4 Post Closing Obligations. The JZH Holders understand and agree that the SolarMax Shares shall remain subject to the Pledge Agreement until all equity interests of the Company are transferred, at the JZH Holders’ cost and expense, to Accumulate Investment Co., Limited, as evidenced by: (i) a copy of the official register, (ii) approval of any applicable Governmental Entity, and (iii) an opinion of the Company’s PRC counsel confirming such ownership change. Upon SolarMax determining in its sole discretion that the JZH Holders have satisfied the foregoing obligation, SolarMax shall release to each JZH Holder the SolarMax Shares set forth opposite such JZH Holder’s name in the table below, free and clear of any Encumbrances:

JZH Holder	SolarMax Shares
Hou-De Investment Co., Ltd	460,000
Energy Focuses Investment Co., Ltd	300,000
Lord Link Investment Co., Ltd	140,000
Green Harbor Investment Co., Ltd	80,000
Howye Investment Co., Ltd	20,000
TOTAL	1,000,000

2.5 The parties acknowledge that in the executed copy of the Agreement, the section number for Section 6.7 is missing, and that Section 6.7 begins with the word “IPO” at the end of the fourth line of Section 6.6 in the executed copy of the Agreement.

2.6 Section 6.6 and Section 6.7 of the Agreement are hereby amended and restated in their entirety to read as follows:

Section 6.6 Governmental Filings for Issuance of the SolarMax Shares. Each of the Parties shall promptly make all required Governmental Filings, if any, pursuant to the Securities Act in connection with the issuance of the SolarMax Shares.

Section 6.7 IPO.

(a) SolarMax shall have filed a registration statement on Form S-1 with the SEC of its proposed initial public offering of its Common Stock (an “IPO”) no later than one year from the date the obligations in Section 2.4(a) are satisfied (the “Required IPO Date”).

(b) The JZH Holders acknowledge and understand that such registration statement on Form S-1 will cover shares being sold by the Company and that no SolarMax Shares will be covered in such registration statement on Form S-1.

(c) In connection with an IPO, each JZH Holder agrees that such JZH Holder will enter into such lock-up agreement with respect to the SolarMax Shares as may be requested by the managing underwriter of such IPO, provided, that in no event will the lock-up period required of the JZH Holders exceed the lock-up period required of the Company’s management. A lock-up period is the period following the completion of a public offering that the SolarMax Shares may not be publicly sold by the holders.

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(d) If SolarMax fails to file a registration statement on Form S-1 with the SEC as required by Section 6.7(a), SolarMax shall pay to the JZH Holders an amount equal to 10,000,000 RMB (the “Liquidated Damages”). The Parties intend that the Liquidated Damages constitute compensation, and not a penalty. SolarMax’ payment of the Liquidated Damages is SolarMax’ sole liability and entire obligation and the JZH Holders’ exclusive remedy for any breach by SolarMax of Section 6.7(a).

(e) The JZH Holders jointly and severally represent and warrant that they have not engaged in any activities or conduct which could have the effect of impairing the ability of SolarMax to file a registration statement on Form S-1 with the SEC as required by Section 6.7(a) by the Required IPO Date, and the JZH Holders agree that they and each of them will not take any action or refrain or delay from taking any requested action or providing any requested information or material which could have the effect of delaying the effectiveness of such registration statement on Form S-1. In this connection, the JZH Holders will promptly respond to any comments from the SEC which relate to the JZH Holders or the business of the Company prior to the effectiveness of such registration statement on Form S-1. In the event of any breach of this Section 6.7(e) by the JZH Holders, SolarMax shall not be obligated to pay the Liquidated Damages.

3. Representations and Warranties. Each JZH Holder hereby ratifies and affirms the accuracy of the representations and warranties set forth in Article III of the Agreement on and as of the date of this Amendment, with the same force and effect as if made on such date (other than those representations and warranties that are affected by the transfer and delivery of the BVI Shares to SolarMax on the Closing Date).

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Amendment.

5. Continuing Effect of the Agreement. This Amendment shall not constitute an amendment of any other provision of the Agreement not expressly referred to herein. Except as expressly amended, the Agreement is and shall remain in full force and effect, and this Amendment shall be effective and binding upon the JZH Holders and SolarMax upon execution and delivery by the JZH Holders and SolarMax.

6. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

7. Governing Law; Language. The provisions of the Agreement relating to governing law set forth in the Agreement shall apply to this Amendment. This Amendment has been initially written in the English language; in the event of any conflict between the original English version and any translations into other languages, this original English version shall control.

[Signatures on following pages]

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IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Amendment as of the date first written above.

SOLARMAX

SOLARMAX TECHNOLOGY, INC.

By:	/s/ David Hsu
Name:	David Hsu
Title:	Chief Executive Officer

[SIGNATURE PAGE TO ACKNOWLEDGEMENT AND AMENDMENT TO SHARE EXCHANGE AGREEMENT]

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IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused to be executed by its duly authorized representative, this Amendment as of the date first written above.

JZH HOLDERS:

HOU-DE INVESTMENT CO., LTD

By:	/s/ NI Nan
Name:	NI Nan
Title:	Authorized Signatory

ENERGY FOCUSES INVESTMENT CO., LTD

By:	/s/ CHAI Jitao
Name:	CHAI Jitao
Title:	Authorized Signatory

LORD LINK INVESTMENT CO., LTD

By:	/s/ LU Bin
Name:	LU Bin
Title:	Authorized Signatory

GREEN HARBOR INVESTMENT CO., LTD

By:	/s/ TANG Jingdang
Name:	TANG Jingdang
Title:	Authorized Signatory

HOWYE INVESTMENT CO., LTD

By:	/s/ HUANG Youbo
Name:	HUANG Youbo
Title:	Authorized Signatory

[SIGNATURE PAGE TO ACKNOWLEDGEMENT AND AMENDMENT TO SHARE EXCHANGE AGREEMENT]

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